                                                          Item 6 (a), Exhibit 11

                  Western Pennsylvania Adventure Capital Fund
             Schedule of Computation of Earnings Per Common Share
                                For the Periods



                                                                July 1, 2000                January 1, 2000
                                                                   through                      through
                                                             September 30, 2000           September 30, 2000
                                                         ---------------------------  ---------------------------
                                                                 (unaudited)                  (unaudited)


Net Income                                                          $  351,977                   $  379,987
                                                                    ==========                   ==========

Weighted Average Number of Common Shares Outstanding                 4,162,120                    4,094,100
                                                                    ==========                   ==========

                                                                    $     0.08                   $     0.09
Earnings per Common Share                                           ==========                   ==========



                                                                July 1, 1999               January 1, 1999
                                                                  through                      through
                                                             September 30, 1999           September 30, 1999
                                                         --------------------------   --------------------------
                                                                (unaudited)                  (unaudited)


Net Income (Loss)                                                   $   (8,452)                  $  (12,203)
                                                                    ==========                   ==========

Weighted Average Number of Common Shares Outstanding                 2,210,434                    2,210,434
                                                                    ==========                   ==========

                                                                    $     0.01                   $     0.01
Earnings per Common Share                                           ==========                   ==========
